UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2016

AMARANTUS BIOSCIENCE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55016	26-0690857
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.)

655 Montgomery Street, Suite 900 San Francisco, CA	94111
(Address of Principal Executive Offices)	(Zip Code)

(408) 737-2734

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

10% Senior Secured Convertible Promissory Note and Warrants

On April 14, 2016, Amarantus BioScience Holdings, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Notes SPA”) with three institutional investors for the sale of an aggregate principal amount $1,500,000 (including 10% OID) 10% Senior Secured Convertible Promissory Notes due April 17, 2017 (the “Senior Secured Notes”) and a warrant to purchase 1,350,000 shares of common stock (the “Warrant”) in a private placement offering (the “Offering”). The gross proceeds to the Company from the Offering were $1,350,000. The Company intends to use the net proceeds from the Offering to pay Lonza Walkerville for costs associated with development of its ESS product and working capital. Chardan Capital Markets acted as a placement agent in connection with the sale of the Senior Secured Notes and Warrants.

Pursuant to the terms of the Notes SPA, the investors agreed to purchase additional aggregate principal amount of $1,555,556 (including 10% OID) of Senior Secured Notes and Warrants to purchase 1,400,000 shares of the Company’s common stock on the first trading date after the registration statement which is the subject of the registration rights agreement (discussed below) is filed, and an additional $1,388,889 (including 10% OID) of Senior Secured Notes and Warrants to purchase 1,250,000 shares of the Company’s common stock on the 61st day after such registration statement is declared effective or such earlier date as mutually agreed to among the investors, subject to the satisfaction of customary closing conditions.

The principal amount of the Senior Secured Notes shall accrue interest at a rate equal to 12% per annum, payable on the Maturity Date in cash, or, at the Company’s option, in common stock or a combination thereof. At any time upon five (5) days written notice to the Investor, the Company may prepay any portion of the principal amount of the Senior Secured Notes and any accrued and unpaid interest at an amount equal to 120% of the then outstanding principal amount of the Senior Secured Notes and accrued interest or 130% if a Qualified Financing (as defined in the Senior Secured Notes) has occurred.

At any time after the issuance date of the Senior Secured Notes until all amounts due have been paid in full, the Senior Secured Note shall be convertible, in whole or in part, into shares of common stock at the option of the holder, at any time and from time to time. The conversion price in effect on any conversion date shall be equal to the lowest of (i) $0.40, (ii) 75% of the lowest daily VWAP in the fifteen (15) trading days prior to the conversion date, or (iii) (A) if a Public Offering (as defined in the Senior Secured Note) that is not a Qualified Public Offering (as defined in the Senior Secured Note) has occurred, 75% or (B) if a Qualified Public Offering has occurred, 80% of the lowest of the (x) per share price of shares of common stock, and (y) the lowest conversion price, exercise price or exchange price of any common stock equivalents, that are sold or issued to the public in the Public Offering or the Qualified Public Offering, respectively.

2

Effective on the closing (the “Mandatory Conversion Date”) of a Qualified Public Offering, the Qualified Public Offering Conversion Amount (as defined in the Senior Secured Note) shall automatically (without further act or deed of the Holder or the Company) convert (the “Mandatory Conversion”) into such number of shares of common stock as shall equal the quotient of (i) the Qualified Public Offering Conversion Amount outstanding as of and including the Mandatory Conversion Date, divided by (ii) a conversion price equal to the lowest of (i) the Conversion Price on the Mandatory Conversion Date, and (ii) eighty percent (80%) of the lowest of (x) the price per share at which the Company sells shares of common stock, and (y) the lowest conversion price, exercise price or exchange price of any common stock equivalents, if any, sold and or issued to the public in a Qualified Public Offering, if any,

The Senior Secured Notes contain certain customary Events of Default (including, but not limited to, default in payment of principal or interest thereunder, breaches of covenants, agreements, representations or warranties thereunder, the occurrence of an event of default under certain material contracts of the Company, including the transaction documents relating to the PP Offering, changes in control of the Company, filing of bankruptcy and the entering or filing of certain monetary judgments against the Company). Upon the occurrence of any such Event of Default the outstanding principal amount of the Senior Secured Notes, plus accrued but unpaid interest, liquidated damages, and other amounts owing in respect thereof through the date of acceleration, shall become, at the Investor’s election, immediately due and payable in cash. Upon any Event of Default that results in acceleration of the Senior Secured Notes, the interest rate on the Senior Secured Notes shall accrue at an interest rate equal to the lesser of 24% per annum or the maximum rate permitted under applicable law.

The Warrant issued in the Offering is exercisable on or prior to the close of business on the five-year anniversary of the issuance date at an exercise price of $0.40 per share. The Warrant may be exercised on a cashless basis in the event there is no effective registration statement covering the shares of common stock issuable upon exercise.

In connection with the issuance of the Senior Secured Notes and Warrants, the Company entered into a Security Agreement and a Intellectual Property Security Agreement with the investor (the “Security Agreement”) pursuant to which the Company agreed to grant a security interest in all of its assets to the investor in order to secure the prompt payment, performance and discharge in full of all of the Company’s obligations under the Senior Secured Notes.

In addition, each of the Company’s wholly owned subsidiaries entered into a Subsidiary Guarantee, pursuant to which each of the subsidiaries, jointly and severally, agreed to guarantee the obligations of the Company under the Senior Secured Notes.

In addition, the Company and certain of its investors agreed to a lock-up and leak-out agreements pursuant to which the investors agreed to certain trading restrictions with respect to its holdings of preferred stock and convertible notes of the Company. The lock-up agreements remain in force until $67.5 million of aggregate trading volume, calculated from the date that a registration statement underlying the shares of the Senior Secured Notes has been declared effective by the Securities and Exchange Commission. The leak-out restrictions, restrict certain investors to ranges of trading to no more than 2.5% to 15% of the average daily volume of the Company’s common stock. The leak out agreements remain in force until $67.5 million of aggregate trading volume, calculated from the date that a registration statement underlying the shares of the Senior Secured Notes has been declared effective by the Securities and Exchange Commission. In partial consideration of the investors’ agreeing to the trading restrictions, the Company agreed to amendments of the terms of the Series E and Series H Preferred in order to provide additional voting rights for those investors at its upcoming annual meeting of shareholders.

The Company entered into a Registration Rights Agreement with the investors in which it agreed to register the shares of common stock issuable upon conversion or as interest under the Senior Secured Notes and the shares of common stock issuable upon exercise of the Warrants which registration shall be filed within 10 days. The Company agreed to use its best efforts to have the Registration Statement declared effective within 45 days of filing. The Company is required to pay partial liquidated damages in cash of 2% of the subscription amount paid by each holder if: (i) the Company fails to file a request for acceleration of the registration Statement within five trading days of the date that the Company is notified that such Registration Statement will not be “reviewed” or will not be subject to further review, or (ii) the Company fails to file a pre-effective amendment and otherwise respond in writing to comments within ten (10) calendar days after the receipt of comments, or (iii) the registration statement is not declared effective within 45 days of filing, or (iv) after the effective date of, such Registration Statement ceases for any reason to remain continuously effective. If the Company fails to pay any partial liquidated damages in full within seven days after the date payable, the Company will pay interest thereon at a rate of 18% per annum.

3

In connection with the Offering, the Company also agreed that at its annual meeting of shareholders to be held on or before June 6, 2016, to seek the approval of its shareholders to increase its authorized common stock and effect a reverse stock split.

The foregoing summary of the terms of the Notes SPA, Senior Secured Notes, Security Agreement, Intellectual Security Agreement, Subsidiary Guarantee, Registration Rights Agreement and Warrant is subject to, and qualified in its entirety by, such documents, which are filed as exhibits hereto.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 is incorporated by reference herein.

Item 3.01	Unregistered Sales of Equity Securities

The information set forth in Item 1.01 is incorporated by reference herein. The issuance of the Senior Secured Notes and the Warrant described above was completed in accordance with the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 19, 2016, the Company filed an Amendment to the Certificate of Designation of the Company’s Series E Convertible Preferred Stock which provided the holders of the Company’s Series E Convertible Preferred Stock with the right to vote on all matters submitted to the shareholders. Such Series E Holders shall be entitled to the number of votes which shall be equal to the lesser of the number of common stock into which each share of Series E is convertible, and the beneficial ownership limitation of 4.99% which may be increased to not more than 9.99%. In addition, so long as the requirement to hold its annual meeting prior to June 2016 has not been met or waived, the holders shall be entitled to 100,000 votes for each share of Series E Convertible Preferred Stock held, subject to beneficial ownership limitations.

In addition, the amendment to the Certificate of Designation of the Series E Convertible Preferred Stock restricts the conversion of shares of Series E held by holders who do not, in addition to their shares of Series E Preferred Stock, hold secured notes of the Company,

On April 20, 2016, the Company filed an Amendment to the Certificate of Designation of the Company’s Series H Convertible Preferred Stock which provided the holders of the Company’s Series H Convertible Preferred Stock with the right to vote on all matters submitted to the shareholders. Such Series H Holders shall be entitled to the number of votes which shall be equal to the lesser of the number of common stock into which each share of Series H is convertible, and the beneficial ownership limitation of 4.99% which may be increased to not more than 9.99%. In addition, so long as the requirement to hold its annual meeting prior to June 2016 has not been met or waived, the holders shall be entitled to 100,000 votes for each share of Series H Convertible Preferred Stock held, subject to beneficial ownership limitations.

The foregoing summary of the terms of the amendments to the Company’s Series E and Series H Preferred Stock is subject to, and qualified in its entirety by, such documents, which are filed as exhibits hereto.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment of Certificate of Designation of Series E Convertible Preferred Stock filed with the Nevada Secretary of State on April 19, 2016.
3.2	Certificate of Amendment of Certificate of Designation of Series H Convertible Preferred Stock filed with the Nevada Secretary of State on April 20, 2016.
10.1	Form of Securities Purchase Agreement
10.2	Form of 10% Senior Secured Convertible Promissory Notes
10.3	Form of Warrant
10.4	Form of Security Agreement
10.5	Form of Intellectual Property Security Agreement
10.6	Form of Registration Rights Agreement
10.7	Form of Subsidiary Guarantee

4

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMARANTUS BIOSCIENCE HOLDINGS, INC.

Date: April 21, 2016	By:	/s/ Gerald E. Commissiong
	Name:	Gerald E. Commissiong
	Title:	Chief Executive Officer

 5